Surgalign Holdings, Inc. Announces Third Quarter 2021 Results

Deerfield, Ill., November 9, 2021 – Surgalign Holdings, Inc., (NASDAQ: SRGA) a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today reported operating results for the third quarter of 2021.

Highlights:
•Total global spine revenue of $20.5 million, compared to $27.9 million in the third quarter of 2020
•Net loss from continuing operations of $8.3 million, or $0.06 share
•Cash and cash equivalents at September 30, 2021 was $68.4 million
•Adjusted EBITDA loss of $13.6 million, compared to a loss of $6.2 million in the third quarter of 2020
•Sheryl Conley appointed as non-executive Chair of Board of Directors
“We are very proud of the work we have done to transform Surgalign into a leader in the digital surgery space with the development of the HOLO AI Digital Platform. We believe this platform is truly revolutionary, and by changing the way surgery is performed through the delivery of intelligent solutions to surgeons, the platform will help drive improved patient outcomes,” said Terry Rich, President and Chief Executive Officer of Surgalign Holdings. "Like others in our industry, third quarter performance within our legacy business was heavily impacted by the COVID-19 Delta variant, including associated pressures on elective procedures, as well as systemic hospital staffing shortages.”

Mr. Rich continued, “We are incredibly enthusiastic about the opportunity that lies ahead for the organization. While our near term HOLO milestones have shifted slightly as a result of an automated FDA documentation error, our belief in the quality of the submission and our expectations for a clearance remain unchanged. Subsequent to clearance, our focus will quickly shift to getting the platform into the hands of surgeons as we work towards a limited market release. We also continue to invest in the long-term expansion of the platform’s capabilities, where a large opportunity exists to bring the benefits of HOLO to additional anatomic areas and surgical specialties.”

Third Quarter 2021
Global revenue for the quarter ended September 30, 2021, was $20.5 million compared to $27.9 million for the prior year period. The decrease in revenue is primarily due to decreased demand as a result of COVID-19 related elective surgical procedure headwinds in the third quarter.

Gross profit for the third quarter of 2021 was $13.7 million or 66.8% of revenue compared to $16.0 million or 57.4% of revenue in the third quarter of 2020.
Marketing, general and administrative expenses for the third quarter of 2021 were $27.6 million compared to $27.7 million in the third quarter of 2020.
R&D expense for the third quarter of 2021 was $2.9 million compared to $2.2 million in the third quarter of 2020.
Net loss from continuing operations for the third quarter of 2021 was $8.3 million compared to a net loss of $26.6 million for the third quarter of 2020.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the third quarter of 2021 was a loss of $13.6 million compared to a loss of $6.2 million for the third quarter of 2020.
As of September 30, 2021, cash and cash equivalents were approximately $68.4 million, reflective of the net proceeds of the financing completed on June 14, 2021, as well as final settlements related to the sale of the OEM business for tax liabilities and the resolution of the working capital dispute.
Fiscal 2021 Business Outlook
Based on the unforeseen continued impact of COVID-19 on demand, as well as hospital staffing shortages and global supply chain related headwinds, the Company has revised its outlook for the year and now expects full year revenue in the range of $88 million to $92 million compared to previous revenue guidance of $95 million to $100 million.
The Company expects full year adjusted EBITDA loss will be in the range of $44 – $48 million.

Chair of Board of Directors Appointment
On September 14, 2021, Sheryl Conley was appointed to the role of non-executive Chair of the Company's Board of Directors. Ms. Conley's appointment follows her appointment the Board in May of 2021. Ms. Conley brings more than 35 years of expertise and broad-based executive leadership experience in the orthopedic medical device industry to the Company.

Conference Call

Surgalign will host a conference call and audio webcast at 4:30 p.m. ET today. The conference call can be accessed by dialing (866) 682-6100 (U.S.) or (862) 298-0702 (International), using conference ID 13724073. The webcast can be accessed through the investor section of Surgalign’s website at surgalign.com/investors/. A replay of the conference call will be available on Surgalign’s website for one month following the call.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital surgery and is building out its digital surgery platform to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies surgeons will look to for what is truly possible for their patients. Surgalign is focused on bringing surgeons solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign, a member of AdvaMed, is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw, Poland, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s most recent Form 10-K and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk of existing or potential litigation or regulatory action arising from the previously announced SEC and internal investigations and their findings; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company has or may suffer as a result of the findings of the SEC and internal investigations and related litigation; (iv) general worldwide economic conditions and related uncertainties; (v) the continued impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation, particularly in international markets served by the Company; (vi) the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; (vii) the reliability of our supply chain; (viii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (ix) the duration of decreased demand for our products; (x) whether or when the demand for procedures involving our products will increase; (xi) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (xii) our financial position and results, total revenue, product revenue, gross margin, and operations; (xiii) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical, Inc. (“Holosurgical”) acquisition, including the failure of Holosurgical’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xiv) the failure to effectively integrate Holosurgical’s operations with those of the Company, including: retention of key Holosurgical personnel; the effect on relationships with customers, suppliers, and other third parties; and the diversion of management time and attention to the integration; (xv) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisition; (xvi) the effect of the recent resignation of our auditor and our ability to successfully onboard a new auditor; (xvii) the continuation of recent quality issues with respect to our global supply chain; (xviii) the effects of the recent resignations from our Board of Directors and executive leadership team, including our ability to find qualified candidates to fill those vacancies; (xix) the effect and timing of changes in laws or in governmental regulations; and (xx) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign’s website at
www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

Mike Vallie
Investor and Media Contact
IR@surgalign.com

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues	$20,545	$27,926	$68,670	$75,562
Cost of goods sold	6,811	11,892	20,278	30,585
Gross profit	13,734	16,034	48,392	44,977
Operating Expenses:
Marketing, general and administrative	27,564	27,684	79,264	96,842
Research and development	2,901	2,208	8,960	9,764
Gain on acquisition contingency	(1,266)	—	(3,553)	(130)
Asset impairment and abandonments	5,411	9,356	9,794	12,117
Transaction and integration expenses	—	3,411	2,510	5,826
Total operating expenses	34,610	42,659	96,975	124,419
Other operating income, net	(3,932)	—	(3,932)	—
Operating loss	(16,944)	(26,625)	(44,651)	(79,442)
Other (income) expense - net:
Other (income) expense - net	(117)	(21)	(221)	(92)
Foreign exchange loss (gain)	471	(21)	921	28
Change in fair value of warrant liability	(7,739)	—	(10,262)	—
Total other (income) expense - net	(7,385)	(42)	(9,562)	(64)
Loss before income tax (benefit)	(9,559)	(26,583)	(35,089)	(79,378)
Income tax (benefit)	(1,304)	—	(1,004)	(3,492)
Net loss from continuing operations	(8,255)	(26,583)	(34,085)	(75,886)
Discontinued operations (Note 3)
Income (loss) from operations of discontinued operations (including gain on disposition of $210.9 million for the three and nine months ended September 30, 2020)	—	191,801	(6,316)	181,333
Income tax provision (benefit)	(349)	42,534	(1,112)	39,189
Net income (loss) from discontinued operations	349	149,267	(5,204)	142,144
Net (loss) income applicable to common shares	(7,906)	122,684	(39,289)	66,258

Other comprehensive (loss) income:
Unrealized foreign currency translation (gain) loss	(362)	108	(398)	180
Total other comprehensive (loss) income	$(7,544)	$122,576	$(38,891)	$66,078

Net loss from continuing operations per common share - basic	$(0.06)	$(0.36)	$(0.29)	$(1.04)
Net loss from continuing operations per common share - diluted	$(0.06)	$(0.36)	$(0.29)	$(1.04)
Net income (loss) from discontinued operations per common share - basic	$—	$2.04	$(0.04)	$1.95
Net income (loss) from discontinued operations per common share - diluted	$—	$2.04	$(0.04)	$1.95
Weighted average shares outstanding - basic	138,317,858	73,212,662	117,135,533	72,933,038
Weighted average shares outstanding - diluted	138,317,858	73,212,662	117,135,533	72,933,038

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30,	December 31,
	2021	2020
Assets
Cash	$68,360	$43,962
Accounts receivable - net	20,652	27,095
Inventories - net	27,442	22,841
Prepaid and other assets	19,625	10,284
Total current assets	136,079	104,182
Non-current inventories - net	9,591	7,856
Property, plant and equipment - net	1,028	521
Other assets - net	10,045	10,145
Total assets	$156,743	$122,704

Liabilities and Stockholders' Equity
Accounts payable	$9,482	$13,418
Current portion of acquisition contingency	18,406	8,996
Accrued expenses and other current liabilities	26,844	12,648
Accrued income taxes	504	11,761
Total current liabilities	55,236	46,823

Acquisition contingencies	34,556	47,519
Warrant liability	16,487	—
Other Long-term liabilities	3,353	4,192
Total liabilities	109,632	98,534

Stockholders' equity:
Common stock and additional paid-in capital	573,379	511,548
Accumulated other comprehensive loss	(2,018)	(2,416)
Accumulated deficit	(524,250)	(484,962)
Total stockholders' equity	47,111	24,170
Total liabilities and stockholders' equity	$156,743	$122,704

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(39,289)	$66,258
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization expense	1,856	6,003
Provision for bad debts and product returns	2,404	2,015
Change in fair value of warrant liability	(10,262)	—
Provision for inventory write-downs	5,754	9,597
Revenue recognized due to change in deferred revenue	—	(2,618)
Deferred income tax benefit	—	(932)
Income taxes payable	(10,294)	—
Stock-based compensation	4,218	5,550
Asset impairment and abandonments	9,794	12,117
Gain on acquisition contingency	(3,553)	(130)
Loss on extinguishment of debt	—	2,686
Bargain purchase gain	(90)	—
Amortization of debt issuance costs	—	283
Amortization of debt discount	—	2,479
Derivative loss	—	12,641
Loss (gain) on sale of OEM business (discontinued operations)	6,316	(210,866)
Other	(5)	214
Change in assets and liabilities:
Accounts receivable	6,059	9,221
Inventories	(12,461)	(7,236)
Accounts payable	(3,868)	1,695
Accrued expenses	23,040	20,694
Deferred revenue	—	2,955
Right-of-use asset and lease liability	(2,814)	—
Other operating assets and liabilities	(18,416)	(5,295)
Net cash used in operating activities	(41,611)	(72,669)
Cash flows from investing activities:
Payments for OEM working capital adjustment	(5,430)	—
Proceeds from sale of OEM business	—	437,097
Purchases of property and equipment	(10,834)	(9,738)
Business acquisitions, net of cash acquired	(328)	—
Patent and acquired intangible asset costs	(496)	(419)
Net cash (used in) provided by investing activities	(17,088)	426,940
Cash flows from financing activities:
Share offering proceeds, net	82,326	—
Proceeds from exercise of common stock options	23	20
Repayment of short-term obligations	—	(76,912)
Proceeds from long-term obligations	—	89,892
Payments of debt issuance costs	—	(1,740)
Payments on long-term obligations	—	(207,266)
Payments for treasury stock	(158)	(418)
Redemption of preferred stock	—	(66,519)
Other	—	38
Net cash provided by (used in) financing activities	$82,191	$(262,905)

Effect of exchange rate changes on cash and cash equivalents	$906	$(1,184)
Net increase (decrease) in cash and cash equivalents	$24,398	$90,182
Cash and cash equivalents, beginning of period	$43,962	$5,608
Cash and cash equivalents, end of period	$68,360	$95,790
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, we disclose non-GAAP net income applicable to common shares and non-GAAP gross profit adjusted for certain amounts. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP net income applicable to common shares. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliations below.
The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three months ended September 30, 2021 and 2020. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.
2021 Change in fair value of warrant liability – Other income related to the revaluation of our warrant liability.
2021 Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Holo Surgical acquisition.
2021 Bargain purchase gain – Gain related to our acquisition of Prompt Prototypes, LLC.
2021 Other Operating Income – Gain related to the Company's inventory settlement with OEM.
2021 and 2020 Asset impairment and abandonments – These costs relate to asset impairment and abandonments of certain long-term assets within the asset group.
2021 and 2020 Transaction and integration expenses – These costs relate to issuance costs for the registered direct offering and professional fees associated with the acquisition of Holo Surgical and Prompt Prototypes, LLC, and other matters.
2021 and 2020 Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm inventory that was sold during the three and nine months ended September 30, 2021, and 2020.
2021 Severance and restructuring costs – These costs relate to the reduction of our organizational structure, primarily driven by simplification of our Marquette, MI location.
2020 Inventory write-off – These costs relate to the write-off of inventory related to the transition from an integrated manufacturing company to a distributed model.
2020 Restatement and related costs – These costs relate to consulting and legal fees and settlement expenses incurred as a result of the restatement, regulatory and related activities in 2020.
Material Limitations Associated with the Use of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.
Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Revenues to Adjusted Gross Profit
(Unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$20,545	$27,926	$68,670	$75,562
Costs of processing and distribution	6,811	11,892	20,278	30,585
Gross profit, as reported	13,734	16,034	48,392	44,977
Inventory write-off	—	3,583	—	3,631
Inventory purchase price adjustment	458	788	1,539	2,229
Non-GAAP gross profit, adjusted	14,192	20,405	49,931	50,837
Non-GAAP gross profit percentage, adjusted	69.1%	73.1%	72.7%	67.3%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA
(Unaudited, in thousands)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2021		2020	2021	2020
Net loss from continuing operations	$(8,255)		$(26,583)	$(34,085)	$(75,886)
Interest expense, net	—		(21)	—	(92)
Provision (benefit) for income taxes	(1,304)		—	(1,004)	(3,492)
Depreciation	703		757	1,856	1,074
Amortization of intangible assets	—		—	—	297
EBITDA	(8,856)		(25,847)	(33,233)	(78,099)
Reconciling items impacting EBITDA
Non-cash stock based compensation	1,868	—	1,140	4,218	3,244
Foreign exchange (loss) gain	471		(21)	921	28
Other reconciling items *
Inventory write-off	—		3,583	—	3,631
Other operating income	(3,932)		—	(3,932)	—
Inventory purchase price adjustment	458		788	1,539	2,229
Restatement and related costs	—		1,381	—	12,637
Change in fair value of warrant liability	(7,739)		—	(10,262)	—
Gain on acquisition contingency	(1,266)		—	(3,553)	(130)
Bargain purchase gain	—		—	(90)	—
Asset impairment and abandonments	5,411		9,356	9,794	12,117
Transaction and integration expenses	—		3,411	2,510	5,826
Severance and restructuring costs	(10)		—	227	—
Adjusted EBITDA	$(13,595)		$(6,209)	$(31,861)	$(38,517)
Adjusted EBITDA as a percent of revenues	(66.2)%		(22.2)%	(46.4)%	(51.0)%

*See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net (Loss) Income Applicable to Common Shares and Net (Loss) Income Per Diluted Share to Adjusted Net (Loss) Income Applicable to Common Shares and Adjusted Net (Loss) Income Per Diluted Share
(Unaudited, in thousands except per share data)

	For the Three Months Ended September 30,
	September 30, 2021				September 30, 2020
	Net (Loss) Income Applicable to Common Shares		Amount Per Diluted Share		Net (Loss) Income Applicable to Common Shares		Amount Per Diluted Share
Net loss from continuing operations	$(8,255)	—	$(0.06)	—	$(26,583)	—	$(0.36)
Change in fair value of warrant liability	(7,739)		(0.06)		—		0.00
Gain on acquisition contingency	(1,266)	—	(0.01)	—	—	—	0.00
Other operating income	(3,932)		(0.03)		—		0.00
Asset impairment and abandonments	5,411		0.04		9,356		0.13
Transaction and integration expenses	—		0.00		3,411		0.05
Inventory purchase price adjustment	458		0.00		788		0.01
Inventory write-off	—		0.00		3,583		0.05
Restatement and related costs	—		0.00		1,381		0.02
Severance and restructuring costs	(10)	—	0.00		—		0.00
Tax effect on adjustments	—		0.00	—	—	—	0.00
Adjusted *	$(15,333)		$(0.12)		$(8,064)		$(0.10)

*See explanations in Non-GAAP Financial Measures above.

	For the Nine Months Ended September 30,
	September 30, 2021		September 30, 2020
	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share
Net loss from continuing operations	$(34,085)	$(0.29)	$(75,886)	$(1.04)
Change in fair value of warrant liability	(10,262)	(0.09)	—	0.00
Gain on acquisition contingency	(3,553)	(0.03)	(130)	0.00
Bargain purchase gain	(90)	0.00	—	0.00
Other operating income, net	(3,932)	(0.03)	—	0.00
Asset impairment and abandonments	9,794	0.08	12,117	0.17
Transaction and integration expenses	2,510	0.02	5,826	0.08
Inventory purchase price adjustment	1,539	0.01	2,229	0.03
Inventory write-off	—	0.00	3,631	0.05
Restatement and related costs	—	0.00	12,637	0.17
Severance and restructuring costs	227	0.00	—	0.00
Tax effect on adjustments	(28)	0.00	(1,597)	(0.02)
Adjusted *	$(37,880)	$(0.33)	$(41,173)	$(0.56)

*See explanations in Non-GAAP Financial Measures above.